EXHIBIT 99.10

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”) is made as of April 11, 2025 by the parties identified as pledgors on the signature pages hereto or any joinder agreement hereto from time to time, (each a “Pledgor,” and collectively, the “Pledgors,” which terms shall include their successors and assigns), with and for the benefit and security of KCP Holdings Limited (the “Secured Party,” which term shall include its successors and assigns), having a mailing address at 71 Fort Street, George Town, Grand Caymans, KY11-1111 Cayman Islands. The Pledgors and the Secured Party are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Triller Group Inc. (the “Borrower” or “Triller”) and the Secured Party entered into the Senior Subordinated Secured Convertible Promissory Note, dated as of the date hereof, made by the Borrower in favor of the Secured Party in the aggregate principal amount of $10,000,000 (the “Note”).

B. The Parties also entered into the Note Purchase Agreement, dated as of the date hereof (“NPA”), pursuant to which the Secured Party advanced to Triller the original principal amount of $10,000,000 on the terms, and subject to the conditions, of the NPA.

C. It is a condition to the Secured Party’s entering into the NPA that the Pledgors enter into this Agreement, and each Pledgor has agreed to make this Agreement, for the benefit of the Secured Party, to secure the Borrower’s and each Pledgor’s obligations, indebtedness and liabilities to the Secured Party, whether now existing or hereafter created, arising or acquired.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors hereby make the following covenants, agreements, representations and warranties with and for the benefit and security of the Secured Party:

ARTICLE I
CONSTRUCTION AND DEFINED TERMS

Section 1.01. Recitals. The recitals to this Agreement are a material and substantive part of this Agreement. The recitals are incorporated herein and made part of this Agreement.

Section 1.02. Defined Terms. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in Article 8 of the UCC or Article 9 of the UCC shall have the meanings given to such terms in Article 8 of the UCC or Article 9 of the UCC, as the case may be. Capitalized terms used in this Agreement that are not defined in this Agreement but are defined in the NPA or the Note, shall have the meanings given to such terms in the NPA or the Note, as the case may be. As used in this Agreement, the following terms have the following meanings:

“Account” has the meaning set forth in Article 9.

“Account Debtor” has the meaning set forth in Article 9.

“Applicable Jurisdiction” means, for any Organization, the State or other jurisdiction under the laws of which such Organization is formed, organized, created or incorporated, as the case may be.

“Article 8” means Article 8 (or Chapter 8, Division 8 or Title 8, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Investment Securities, as adopted and in effect in the Governing Jurisdiction, or in any Applicable Jurisdiction, from time to time.

“Article 8 Matter” means any proposal, action, decision, determination, resolution, consideration, debate, election or other matter by an Issuer or its equity holders to cause, or that causes or results in, its limited liability company, partnership or other equity interests, as applicable, or any of them, to be, or cease to be, a “security” as defined in and governed by Article 8 in the Issuer’s Applicable Jurisdiction, and all other matters related to any such proposal, action, decision, determination, resolution, consideration, debate, election or other matter, or the contemplation of any thereof.

“Article 8 Opt-In Security” means an interest in a partnership or a limited liability company the terms of which expressly provide that it is a security governed by Article 8 of the Applicable Jurisdiction of such partnership or limited liability company.

“Article 9” means Article 9 (or Chapter 9, Division 9 or Title 9, as the case may be) of the UCC, also known and cited as Uniform Commercial Code – Secured Transactions, as adopted and in effect in the Governing Jurisdiction from time to time.

“Bank” has the meaning set forth in Article 9.

“Certificated Ownership Documentation” means, as to any Issuer, any certificate (including any security certificate, stock certificate or unit certificate), instrument, note (including any promissory note, bond, debenture or other instrument), warrant, document, or other tangible record that represents or evidences any Ownership Interest (or that is convertible into any Ownership Interest) in or with respect to such Issuer.

“Collateral” means any Property in which the Secured Party has a security interest or other lien that secures any of the Obligations, including the Pledged Collateral and any other Property that constitutes collateral under any other Transaction Document.

“Collateral Account” means a Deposit Account that is either (a) maintained with the Secured Party, if the Secured Party is a Bank, (b) subject to a written deposit account control agreement by and among a Pledgor, the Secured Party and the Bank with which the Deposit Account is maintained, which deposit account control agreement shall contain such provisions as the Secured Party may deem necessary or appropriate for the perfection of the Secured Party’s first priority security interest in the Collateral Account by control and for the protection of the Secured Party’s rights to the Collateral, or (c) a Deposit Account with respect to which the Secured Party is the Bank’s customer.

“Collateral Records” means books and records relating to the Pledged Collateral or any portion of the Pledged Collateral.

“Default” means an event, occurrence, circumstance, act or failure to act which (a) constitutes an Event of Default or (b) with the giving of notice and/or the passage of time would become an Event of Default.

“Dividends” means any monies or other Property paid (in the form of a dividend, distribution or otherwise), distributed or loaned by an Issuer to any Person in respect of any Ownership Interest that such Person holds in such Issuer.

“Event of Default” is defined in Section 7.01.

“Giant Wisdom” means Giant Wisdom Ventures Limited.

“Giant Wisdom Subordination Agreement” means that certain Subordination Agreement, dated as of April 11, 2025, by and among Triller, the Secured Party and Giant Wisdom.

“General Intangible” has meaning set forth in Article 9.

“Governing Jurisdiction” is defined in Section 10.21.

“Guaranteed Obligations” is defined in Section 2.10.

“Instrument” has the meaning set forth in Article 9.

“Investment Property” has the meaning set forth in Article 9.

“Issuer” means each Organization that is identified as an Issuer on Schedule 1.

“Lien Proceedings” means any action taken (including self-help) or proceeding (judicial or otherwise) commenced by any Person other than the Secured Party for the purpose of enforcing or protecting any actual or alleged security interest in, or other lien on, any of the Pledged Collateral, and including any foreclosure, repossession, attachment, execution or other process regarding any of the Pledged Collateral.

“Material Adverse Effect” means a material adverse effect on (a) any Pledgor’s, or any other Obligor’s, or any Issuer’s, Property, (b) any Pledgor’s, or any other Obligor’s, or any Issuer’s, business, operations, condition (financial or otherwise), prospects, assets, liabilities or capitalization, (c) any Pledgor’s ability to pay or perform its obligations under this Agreement, or any Pledgor’s or any other Obligor’s ability to pay or perform its obligations under any other Transaction Document, (d) the validity or enforceability of this Agreement or any other Transaction Document, or (e) any rights or remedies of the Secured Party under this Agreement or any other Transaction Document.

“Obligor” means each Pledgor and each other Person that is obligated for any of the Obligations, whether as a borrower, guarantor, customer, purchaser, lessee, licensee, applicant, counterparty, debtor or other obligor.

“Organization” means a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, a joint-stock company, a trust, an unincorporated organization or any other entity.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation, (ii) the partnership agreement and any statement of partnership of a general partnership, (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership, (iv) the limited liability company agreement and the articles or certificate of formation of a limited liability company, (v) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person and (vi) any amendment to any of the foregoing.

“Other Lien Law” means any statute or other law of any jurisdiction, whether federal, state, local or foreign, other than the UCC, that may govern or apply to the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or lien in or on any of the Pledged Collateral or to the assignment or payment of any monies due thereunder or other proceeds thereof.

“Ownership Documentation” means, as applicable to any Pledgor’s Ownership Interests in any Issuer, any Certificated Ownership Documentation or Uncertificated Ownership Documentation.

“Ownership Interest” means any of the following rights, benefits and interests in, to, or issued by, any Issuer at any time:

(a) any “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934);

(b) any stockholder interests, shareholder interests, shares of common stock, shares of preferred stock, shares of special stock, general partner partnership interests, limited partner partnership interests, limited liability company interests, membership interests, economic interests, transferable interests, distributional interests, unit interests, percentage interests, profits interests or beneficial interests, any warrants, options or other rights for the purchase or acquisition of any of the foregoing, and any rights and benefits associated with or related to any of the foregoing;

(c) any (i) rights to share in the profits and losses of any Issuer, (ii) rights to any payments, distributions and/or dividends by any Issuer of its income or assets from whatever source, (iii) rights to receive allocations of income, gain, loss, deduction, credit or other items, (iv) rights to manage or control or participate in the management or control of any Issuer, and any other rights with respect to any Issuer that are held or may be held, by agreement or operation of law, by the owners of such Issuer, including without limitation the right to exercise any or all voting, consensual and other powers of ownership pertaining thereto, (v) redemption rights, and (vi) conversion rights;

(d) any governance rights, inspection rights, rights to receive or demand access to information concerning any Issuer or its books and records, rights to receive notice of, vote on, or consent to matters involving the internal affairs of any Issuer, rights to receive notice of and participate in meetings, and other noneconomic rights, benefits and interests;

(e) any Account, General Intangible, Instrument, Investment Property or other Property that may be convertible into or exchangeable for any Ownership Interests described in preceding clauses (a), (b), (c), and (d); and

(f) with respect to the Ownership Interests described in preceding clauses (a), (b), (c), (d), (e) and (f), including, without limitation, any and all thereof whether voting or nonvoting, certificated or uncertificated, tangible or intangible, of any class or series, or evidenced by any certificate, instrument, agreement, document or other record, and whether constituting Accounts, General Intangibles, Instruments or Investment Property or any other type of Property.

“Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity.

“Pledged Collateral” is defined in Section 2.01.

“Pledged Ownership Interests” is defined in Section 2.01.

“Proceeds” has the meaning set forth in Article 9.

“Promissory Note” has the meaning set forth in Article 9.

“Property” means any property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible, and any right, title or interest in or to property of any kind whatsoever, whether real, personal, or mixed, and whether tangible or intangible.

“Registered Organization” has the meaning set forth in Article 9.

“State” means any of the following: (a) a state of the United States of America, or (b) the District of Columbia.

“Succeeding Person” means, with respect to any Person, any other Person that is a successor to such Person at any time, whether by (or pursuant to or in accordance with) any merger, combination, consolidation, amalgamation, reincorporation, reorganization, divestiture, spin-off, agreement, operation of law, order of any governmental authority, or otherwise.

“Supporting Obligations” has the meaning set forth in Article 9.

“Transaction Documents” means, collectively, this Agreement, the NPA, the Note, and any and all other documents, agreements, instruments or other items executed or delivered in connection with any of the foregoing.

“UCC” means the Uniform Commercial Code, as adopted and in effect in the Governing Jurisdiction, as it may be revised from time to time; provided that if, and to the extent that, the Uniform Commercial Code of another jurisdiction governs the perfection, the effect of perfection or non-perfection, or the priority of a security interest created under this Agreement, then the term “UCC” shall refer to the Uniform Commercial Code of such other jurisdiction to the extent applicable to the perfection, the effect of perfection or non-perfection, or the priority of such security interest.

“Uncertificated Ownership Documentation” means, as to any Issuer, any book entry or other record in any medium that represents or evidences any Ownership Interest (or that is convertible into any Ownership Interest) in or with respect to such Issuer and does not constitute Certificated Ownership Documentation.

Section 1.03. Article and Section Headings. Article and Section headings and captions in this Agreement are for convenience only and shall not affect the construction or interpretation of this Agreement.

Section 1.04. Schedules and Exhibits. Unless a Schedule or Exhibit is referred to in this Agreement as being a Schedule or Exhibit to another Transaction Document, the references in this Agreement to specific Schedules and Exhibits shall be read as references to such specific Schedules or Exhibits attached, or intended to be attached, to this Agreement and any counterpart of this Agreement and regardless of whether they are in fact attached to this Agreement, and including any amendments, supplements and replacements to such Schedules or Exhibits from time to time.

Section 1.05. Other Terms. Terms used in this Agreement shall be applicable to the singular and plural, and references to gender shall include all genders. The terms “herein,” “hereof,” “hereto,” and “hereunder” and similar terms refer to this Agreement as a whole and not to any particular Article, Section, subsection or clause in this Agreement. Unless otherwise expressly limited herein (and except where used in the conjunction of time periods or where used in the context of “does not include,” “shall not include,” “not included” or “not including”), the terms “include” and “including,” shall be read to mean “include, without limitation,” or “including, without limitation,” as the case may be.

ARTICLE II
SECURITY INTEREST

Section 2.01. Grant of Security Interest. To secure the full and timely payment, performance and satisfaction of the Obligations, including the obligations, indebtedness and liabilities of the Pledgors to the Secured Party under the Transaction Documents, and subject to the terms, conditions and covenants of the Subordination Agreement, each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party a security interest in, all of each Pledgor’s now owned and hereafter acquired, created or arising Property described as follows (all of which Property being referred to herein as the “Pledged Collateral”):

(a) all of each Pledgor’s Ownership Interests in Bare Knuckle Fighting Championships, Inc. and in each Succeeding Person thereto (the “Pledged Ownership Interests”), including (A) the Ownership Interests listed on Schedule 1 (the “Scheduled Ownership Interests”), (B) any Investment Property that constitutes, represents or evidences the Pledged Ownership Interests at any time, (C) any Accounts, General Intangibles or Instruments that constitute, represent or evidence the Pledged Ownership Interests at any time, and (D) any Supporting Obligations for the Pledged Ownership Interests, and all agreements, instruments or other documents relating to such Supporting Obligations at any time;

(b) all of each Pledgor’s Ownership Documentation, including any thereof listed on any Schedule to this Agreement, that evidences, represents or otherwise relates to the Pledged Ownership Interests at any time;

(c) all of each Pledgor’s rights, benefits and interests associated with or related to the Pledged Ownership Interests under each Issuer’s Organizational Documents and the law under which each Issuer is incorporated, organized or formed;

(d) all Dividends, interest payments, cash and other Property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, or in respect of the conversion of, any or all of the forgoing Pledged Collateral at any time;

(e) all claims of any kind which the Pledgor now has or may in the future acquire against any Issuer or any Succeeding Person thereto in the Pledgor’s capacity as a shareholder, member, partner, beneficiary or other equity holder in such Issuer or Succeeding Person; and

(f) all Proceeds and products of the foregoing Pledged Collateral.

Section 2.02. Rights as Secured Party. The Secured Party shall have all of the rights and remedies of a subordinated secured party under the UCC, under any Other Lien Laws, and under other applicable law and in equity, with respect to the Pledged Collateral.

Section 2.03. No Assumption of Liability. The Secured Party has not assumed, and the Secured Party shall not have any liability to any Issuer or any other Person for, any indebtedness or other obligation or liability that any Pledgor has or may have to any Issuer or any other Person with respect to any of the Pledged Collateral, whether arising under Ownership Documentation, Organizational Documents, or otherwise. Nothing in this Agreement shall relieve the Pledgor, nor shall the exercise of the Secured Party’s rights and remedies under this Agreement relieve the Pledgor, from any of the Pledgor’s indebtedness or other obligations or liabilities, whether for payment or performance, in respect of any of the Pledged Collateral.

Section 2.04. Perfection of Security Interests.

(a) UCC Financing Statements. The Secured Party is authorized and shall be entitled to prepare and file one or more UCC financing statements, identifying the Secured Party as the secured party, and identifying the Pledgors as the debtors, in such place or places as the Secured Party may deem necessary or advisable in order to perfect the Secured Party’s subordinated security interests in the Pledged Collateral. Any UCC financing statement filed to perfect the Secured Party’s security interests in the Pledged Collateral may, at the Secured Party’s option, describe or indicate the Pledged Collateral in the manner that the Pledged Collateral is described in this Agreement, or as “all assets” of the Pledgors, or as “all personal property” of the Pledgors, or by any other description or indication of the Pledged Collateral that may be sufficient for a financing statement under the UCC.

(b) Certificated Securities. All of the Certificated Ownership Documentation representing or evidencing the Pledged Collateral shall promptly be delivered by the Pledgors to the Secured Party or a designated bailee, in accordance with the Giant Wisdom Subordination Agreement and Section 2.09 hereof (or the Pledgors shall cause such Certificated Ownership Documentation to be delivered to the Secured Party or a designated bailee, in accordance with the Giant Wisdom Subordination Agreement and Section 2.09 hereof) in suitable form for transfer by delivery, or accompanied by duly executed, but undated, stock powers or other instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party under this Agreement. Without limiting the generality of the preceding sentence, if any Pledgor receives or is entitled to receive any Certificated Ownership Documentation issued by any Issuer at any time (including, for example, any thereof issued in connection with any interest in a limited partnership or a limited liability company becoming an Article 8 Opt-In Security), the Pledgors shall promptly notify the Secured Party thereof and deliver such Certificated Ownership Documentation to the Secured Party in suitable form for transfer by delivery, or accompanied by duly executed, but undated, stock powers or other instruments of transfer or assignment, in blank, all in form and substance satisfactory to the Secured Party, to be held by the Secured Party as part of the Pledged Collateral under this Agreement.

(c) Uncertificated Securities. Promptly upon the Secured Party’s request from time to time, the Pledgors shall execute and deliver to the Secured Party (or a designated bailee, in accordance with the Giant Wisdom Subordination Agreement and Section 2.09 hereof), and shall cause any Issuer of an Uncertificated Security, and any other appropriate party, to execute and deliver to the Secured Party (or a designated bailee, in accordance with the Giant Wisdom Subordination Agreement and Section 2.09 hereof), such control agreements as the Secured Party may request relating to any Pledged Collateral that is an Uncertificated Security for purposes of perfecting the Secured Party’s security interest therein by control, which control agreements shall contain such provisions as the Secured Party may deem necessary or appropriate for the protection of the Secured Party’s rights to such Pledged Collateral. The Secured Party shall have the right to exercise exclusive control of each such Uncertificated Security and to notify the Issuer thereof upon and after the occurrence of a Default or an Event of Default.

(d) Notification of Pledge and Right to Exchange. The Secured Party shall have the right, at any time in the Secured Party’s discretion and without notice to any Pledgor, to notify any Person of the pledge of the Pledged Collateral to the Secured Party, and to transfer to or register in the name of the Secured Party, or any of the Secured Party’s nominees, any or all of the Pledged Collateral, subject only to the Pledgor’s revocable rights specified in Section 4.01(a). In addition, the Secured Party shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(e) Certain Payments. Upon the occurrence, and during the continuance, of any Event of Default, the Secured Party shall have the right to instruct the Issuers to pay Dividends, as may be lawfully allowed and if determined to be paid, and make other distributions with respect to the Pledged Collateral directly to the Secured Party. Upon receipt of any such Dividends or other distributions the Secured Party shall be entitled to hold and apply such amounts as part of the Pledged Collateral under this Agreement.

Section 2.05. Possession of Collateral. The Secured Party’s sole duty with respect to the custody, safekeeping and preservation of any Pledged Collateral in its possession shall be to deal with such Pledged Collateral in the same manner as the Secured Party deals with similar Property for its own account. If the Secured Party has possession of any of the Pledged Collateral the Secured Party shall not be obligated to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to the Pledged Collateral or to take any necessary steps to preserve rights against prior parties.

Section 2.06. Power of Attorney. Each Pledgor hereby appoints the Secured Party as such Pledgor’s attorney-in-fact, with power of substitution, which appointment is irrevocable and coupled with an interest, for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Secured Party may deem necessary to accomplish the purposes hereof. The Secured Party agrees that it shall not exercise any power or authority granted under this power of attorney unless a Default has occurred and then only during the pendency of such Default thereafter. The power of attorney given to the Secured Party in this Section 2.06 is in addition to any other power of attorney that may be granted to the Secured Party under this Agreement or any other Transaction Document. Neither the Secured Party nor any of the Secured Party’s affiliates, owners, directors, managers, officers, employees, agents or representatives shall be responsible or liable to any Pledgor for any act or failure to act under any power of attorney or otherwise, except in respect of damages attributable solely to its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction, nor shall they be responsible or liable for any indirect, special, consequential, exemplary or punitive damages of any kind.

Section 2.07. Powers for Secured Party’s Benefit. The powers conferred on the Secured Party under this Agreement are solely to protect the Secured Party’s interest in the Pledged Collateral and shall not impose any duty upon the Secured Party to exercise such powers. The Secured Party has no obligation to preserve rights to the Pledged Collateral against any other Persons.

Section 2.08. Other Lien Laws. Without limiting the legal operation and effect of any other provision of this Agreement or any other Transaction Document, if (a) any of the Pledged Collateral is a type of Property as to which the creation, existence, perfection, priority, preservation, registration, filing, recording, publication or enforcement of a security interest or other lien therein or thereon, or the Secured Party’s right to receive monies or other proceeds thereof or therefrom, is or may be subject to or governed by any Other Lien Law, whether in addition to the UCC or other than the UCC, or (b) any of the Pledged Collateral is or may be deemed to be subject to any Other Lien Law based on (i) the location of such Pledged Collateral, (ii) the law governing the creation or existence of such Pledged Collateral, (iii) the identity or location of any Pledgor or the jurisdiction where any Pledgor is incorporated, organized or formed, (iv) the identity or location of any Issuer or the jurisdiction where any Issuer is incorporated, organized or formed, or (v) any other facts or circumstances, then promptly upon the Secured Party’s request, and at the Pledgor’s cost and expense, the Pledgors shall execute and deliver to the Secured Party such collateral documents, and other further assurances, and take such other further actions, as the Secured Party may from time to time request to effect and confirm the creation, existence, perfection, priority, preservation, registration, filing, recording and enforceability of the Secured Party’s security interest and lien in and on such Pledged Collateral, and the Secured Party’s right to receive monies and other proceeds thereof or therefrom, in accordance with such Other Lien Law.

Section 2.09. Intercreditor Relations. Notwithstanding anything herein to the contrary, (a) Pledgor and the Secured Party acknowledge that the exercise of each and every of the Secured Party’s rights and remedies hereunder are subject in their entirety to the provisions of the Giant Wisdom Subordination Agreement and (b) prior to the Discharge of Senior Loans (as such term is defined in the Giant Wisdom Subordination Agreement), any obligation hereunder to physically deliver any Collateral (as such term is defined in the Giant Wisdom Subordination Agreement) to the Secured Party shall be deemed satisfied by the delivery to Giant Wisdom / Giant Wisdom’s Collateral Agent, acting as gratuitous bailee for the Secured Party in accordance with the Giant Wisdom Subordination Agreement. The failure of the Secured Party to immediately enforce any of its rights and remedies hereunder (as a result of the terms of the Giant Wisdom Subordination Agreement or otherwise) shall not constitute a waiver of any such rights and remedies. In the event of any conflict or inconsistency between the terms of the Giant Wisdom Subordination Agreement and this Agreement regarding the relative priorities of the Giant Wisdom in the Collateral, the terms of the Giant Wisdom Subordination Agreement shall govern and control.

Section 2.10. Limited Recourse Guaranty.

(a) Pledgor hereby irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, to the Secured Party the punctual, complete and irrevocable payment when due (whether at stated maturity, by acceleration or otherwise), and at all times thereafter, and the full performance of, all of the obligations, indebtedness and liabilities owed to the Secured Party, subject to the limitations in Section 2.10(c) hereof (“Guaranteed Obligations”).

(b) Pledgor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default acceleration, protest, dishonor, and any other notice with respect to any of the Guaranteed Obligations and this Agreement.

(c) The liability of Pledgor to the Secured Party is limited to the extent of the Pledged Collateral and, in the event that Pledgor shall default in its obligations hereunder, the sole and exclusive recourse of the Secured Party against Pledgor shall be with respect to the Pledged Collateral and the Secured Party shall not have any right to payment from Pledgor or against any of its other property or assets, unless and to the extent of any loss, damage, cost, expense, liability, claim, suit, obligation or other amount incurred by Pledgee or any of its affiliates (including reasonable attorneys’ fees and costs incurred) resulting from the inaccuracy of the representations and warranties set forth in Article III hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each Pledgor makes the following representations and warranties to the Secured Party as of the date of this Agreement:

Section 3.01. Identity. Each Pledgor (a) is (i) a corporation, limited liability company, limited partnership or statutory trust duly organized or formed, and validly existing and in good standing under the Laws of the jurisdictions set forth on Annex I and (ii) a Registered Organization and (b) has the corporate, limited liability company, limited partnership or trust power and authority to execute, deliver, and perform its obligations under, this Agreement. Each Pledgor’s chief executive office is located at the addresses set forth on Annex I.

Section 3.02. Execution, Delivery and Enforceability. The execution and delivery of this Agreement by the Pledgors have been duly authorized by all requisite corporate, limited liability company, limited partnership or trust action, as applicable. This Agreement has been duly and validly executed and delivered by each Pledgor. This Agreement constitutes each Pledgor’s legal, valid and binding obligation, enforceable against each Pledgor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting the rights of creditors generally and the exercise of judicial discretion in accordance with general principles of equity.

Section 3.03. Consents and Approvals. Other than any consents or approvals received by the date of execution hereof, the execution, delivery and performance of this Agreement by the Pledgors do not require the consent or approval of any Issuer or any other Person and will not (a) contravene any provision of law, or any order of any court or other agency of government binding upon any Pledgor or any Pledgor’s Property, (b) contravene, be in conflict with or result in the breach or default of (with due notice or lapse of time or both) the charter, bylaws, operating agreement, partnership agreement or other Organizational Documents of any Pledgor, (c) contravene, be in conflict with, result in the breach or default of (with due notice or lapse of time or both) any indenture, agreement or other instrument binding upon the Pledgors or their Property, or (d) result in the creation or imposition of any lien or security interest upon any Property of the Pledgors, other than any lien or security interest in favor of the Secured Party under this Agreement.

Section 3.04. Ownership of Property; Priority of Security Interest. Each Pledgor is the sole and exclusive owner of, and has good and merchantable title to, the entire and unencumbered right, title and interest in the Pledged Collateral pledged by such Pledgor under this Agreement, free from any lien, security interest, adverse claim or encumbrance other than (a) those created under the Exchangeable Note between Triller Corp., Triller Hold Co LLC, Triller Group Inc., and Giant Wisdom Ventures Limited, dated October 16, 2024 and (b) those created under this Agreement in favor of the Secured Party. Each Pledgor has the right, power and authority to pledge and assign the Pledged Collateral, and grant a security interest in the Pledged Collateral, to the Secured Party in the manner done under this Agreement. This Agreement creates for the Secured Party a valid and enforceable subordinated security interest in the Pledged Collateral, securing the full and timely payment, performance and satisfaction of the Obligations, and each Pledgor’s indebtedness, obligations and liabilities under the Transaction Documents, which security interest, when perfected, shall constitute a perfected security interest in favor of the Secured Party. Each Pledgor hereby warrants and shall defend the title to the Pledged Collateral, whether now owned or hereafter acquired, unto and for the benefit of the Secured Party and the Secured Party’s successors and assigns, against all liens, security interests, adverse claims, encumbrances and demands of any Person whatsoever.

Section 3.05. Issuers. The correct and complete legal name of each Issuer, and the Applicable Jurisdiction of each Issuer, is set forth on Schedule 1. Except as otherwise stated on Schedule 1, each Issuer has issued to the Pledgors the Ownership Interests that are shown on Schedule 1 with respect to such Issuer and each certificate or other instrument described on Schedule 1 as having been issued by such Issuer.

Section 3.06. Ownership Interests. Each Pledged Ownership Interest has been duly authorized and validly issued by the Issuer thereof and is fully paid and nonassessable. With respect to each Pledged Ownership Interest as to which a Pledgor is the initial holder, such Pledgor has on or before the date of this Agreement made all of the Pledgor’s required contributions to each Issuer, or otherwise fully paid each Issuer, for the Pledgor’s Ownership Interests in such Issuer, which contributions or payments were made in cash or property or in services performed on or before the date of this Agreement, excepting any of the Pledgor’s obligations that are outstanding on the date of this Agreement in the form of promissory notes, or other commitments or obligations to contribute cash or property or to perform services, that are specifically described on Schedule 2. With respect to any Pledged Ownership Interest as to which a Person other than any Pledgor was the initial holder, neither the Pledgors nor any other Person is obligated to make any contribution or payment in respect of such Pledged Ownership Interest to the Issuer of such Pledged Ownership Interest, excepting any obligations that are outstanding on the date of this Agreement in the form of promissory notes, or other commitments or obligations to contribute cash or property or to perform services, that are specifically described on Schedule 2.

Section 3.07. Issuer Organizational Documents. Attached hereto as Schedule 3 is a complete list of the Organizational Documents, including any amendments thereto, of each Issuer. The Pledgors have delivered to the Secured Party true, accurate and complete copies of the Organizational Documents listed on Schedule 3. The Organizational Documents for each Issuer are the valid and legally binding obligations of the parties thereto and are enforceable in accordance with their terms. There is no agreement diminishing or impairing the obligation of any party under the Organizational Documents of any Issuer to perform fully its obligations in strict accordance with the terms and provisions of such Organizational Documents.

Section 3.08. Investment Company Securities and Traded Securities. With respect to any Issuers that are limited liability companies or partnerships, none of the Pledged Ownership Interests in such Issuers are dealt in or traded on securities exchanges or in securities markets and none of the Pledged Ownership Interests in such Issuers are investment company securities.

ARTICLE IV
VOTING; DIVIDENDS

Section 4.01. Voting; Dividends.

(a) So long as no Event of Default shall have occurred and be continuing, and except as may be otherwise provided in this Agreement or in any other Transaction Document:

(i) except as provided in Section 4.01(e), the Pledgors shall be entitled to exercise any and all voting rights and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement and the other Transaction Documents; provided that (A) the Pledgors shall give the Secured Party at least ten (10) days’ prior written notice of the manner in which any Pledgor intends to exercise, or the reasons for refraining from exercising, any such voting right or other consensual right and (B) the Pledgors shall not exercise or refrain from exercising any such voting right or other consensual right if, in the Secured Party’s judgment, such action or inaction would have a material adverse effect on the value of the Pledged Collateral or any part thereof and the Secured Party so notifies the Pledgors within ten (10) days after having received such written notice from the Pledgors;

(ii) the Pledgors shall be entitled to receive and retain cash Dividends paid in respect of Pledged Collateral to the extent, and only to the extent, that the Pledgor’s receipt and retention of such cash Dividends are expressly permitted by, and otherwise paid in accordance with, the terms and conditions of the Transaction Documents, or are otherwise expressly consented to by the Secured Party in writing, provided, however, that any and all (A) Dividends paid or payable other than in cash in respect of any Pledged Collateral, (B) instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Pledged Collateral, (C) Dividends paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, (D) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Pledged Collateral, and (E) Dividends paid or payable in violation of any Pledgor’s or any Issuer’s agreement with the Secured Party that such Dividends not be paid, shall forthwith be delivered to the Secured Party to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Secured Party, be segregated from the other property or funds of the Pledgors, and be forthwith delivered to the Secured Party as Pledged Collateral in the same form as so received with any necessary indorsement; and

(iii) the Secured Party shall execute and deliver (or cause to be executed and delivered) to the Pledgors all such proxies and other instruments as the Pledgors may reasonably request for the purpose of enabling the Pledgors to exercise the voting rights and other consensual rights which they are entitled to exercise pursuant to clause (i) of this Section 4.01(a) and to receive any Dividend that they are authorized to receive and retain pursuant to clause (ii) of this Section 4.01(a).

(b) Upon the occurrence, and during the continuance, of any Event of Default:

(i) all rights of the Pledgors to exercise the voting rights and other consensual rights which they would otherwise be entitled to exercise pursuant to Section 4.01(a)(i) and to receive such Dividends as the Pledgors would otherwise be authorized to receive and retain pursuant to Section 4.01(a)(ii) shall cease, and all such voting rights and other consensual rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting rights and other consensual rights and to receive and hold as Pledged Collateral such Dividends; and

(ii) all Dividends which are received by any Pledgor contrary to the provisions of clause (i) of this Section 4.01(b) or contrary to any other agreement with the Secured Party shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of the Pledgors, and shall be forthwith paid over to the Secured Party as Pledged Collateral in the same form as so received with any necessary indorsement.

(c) The Secured Party shall be entitled to deposit any Dividends and other payments received by the Secured Party pursuant to this Agreement into any Collateral Account, and upon the occurrence, and during the continuance, of any Event of Default, the Secured Party shall be entitled to apply the collected balances in each Collateral Account, or any portion thereof, at any time and from time to time, against the outstanding balance of any Obligations or other indebtedness, liabilities or obligations secured by this Agreement in such order as the Secured Party may determine in the Secured Party’s discretion.

(d) In the event that any Dividend, distribution, principal, interest, or other amount is paid to any Pledgor in respect of any Pledged Collateral, the Pledgors shall give the Secured Party written notice of the payment of such Dividend, distribution, principal, interest, or other amount within two (2) Business Days after the payment thereof to any Pledgor.

(e) The Pledgors shall not exercise any voting right or other consensual right with respect to any Article 8 Matter at any time without the Secured Party’s prior written consent. If a vote or any other action on any Article 8 Matter is proposed or requested by an Issuer or any other Person, the Pledgors shall give the Secured Party prompt written notice of such proposal or request. Furthermore, if the Secured Party shall request any Pledgor to exercise any voting right or other consensual right with respect to any Article 8 Matter, such Pledgor shall exercise such voting right or such other consensual right with respect to such Article 8 Matter in accordance with the Secured Party’s instructions.

ARTICLE V
AFFIRMATIVE COVENANTS

Section 5.01. Existence; Qualification. Each Pledgor shall do all things necessary to maintain its legal existence in its Applicable Jurisdiction. Each Pledgor shall maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02. Compliance with Laws. The Pledgors shall comply with all applicable Laws and other legal requirements applicable to the Pledgors, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.03. Taxes, Assessments, Charges and Other Impositions. The Pledgors shall pay and discharge promptly, on or before the due date thereof, all taxes, assessments, charges, and other impositions imposed by any governmental authority on the Pledgors, or on the Pledged Collateral, including any thereof relating to the creation, ownership or use of the Pledged Collateral, or relating to any security interest in or lien on any Pledged Collateral, or relating to any sale, assignment, transfer or other disposition of the Pledged Collateral.

Section 5.04. Collateral Records. Each Pledgor, at the cost and expense of the Pledgors, shall keep and maintain at its chief executive office current, complete and accurate books and records concerning all of the Pledged Collateral. The Secured Party shall have unrestricted access to each Pledgor’s places of business during normal business hours and after two (2) days’ written notice to such Pledgors, or at any time and without notice to any Pledgor after the occurrence of a Default, for the purpose of inspecting, copying, verifying and auditing any Pledgor’s books and records concerning the Pledged Collateral.

Section 5.05. Collateral Reports. Within ten (10) days after the Secured Party’s written request from time to time, the Pledgors shall furnish to the Secured Party, and cause any Issuer to furnish to the Secured Party, in writing such information regarding the Pledged Collateral as the Secured Party may request, including such information, financial statements and other reports regarding the Issuers as may be in the possession of, or otherwise available to, the Pledgors.

Section 5.07. Notice of Default. The Pledgors shall give the Secured Party written notice of any Default or Event of Default within two (2) Business Days after the occurrence of such Default or Event of Default.

Section 5.08. Notice of Lien Proceedings. The Pledgors shall give the Secured Party immediate written notice of any Lien Proceeding relating to the Collateral or any thereof. If any Lien Proceeding is commenced relating to the Collateral, the Pledgors shall promptly give the Secured Party such information, and copies of any documentation, relating to such Lien Proceeding as the Secured Party may request from time to time.

Section 5.09. Applications, Approvals and Consents. The Pledgors shall, at their sole cost and expense, promptly execute and deliver, or cause the execution and delivery of, all certificates, instruments, and other documents and papers that the Secured Party may request in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any governmental authority or of any other Person necessary or appropriate for the effective exercise of any rights or remedies under this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing, the Pledgors agree that in the event the Secured Party shall exercise the Secured Party’s rights to sell, transfer, or otherwise dispose of or take any other action in connection with any of the Pledged Collateral pursuant to this Agreement or any other Transaction Document, the Pledgors shall execute and deliver all applications, certificates, and other documents that the Secured Party may request, and, if requested by the Secured Party, the Pledgors shall otherwise promptly, fully and diligently cooperate with the Secured Party and any other necessary Persons, in making any application for the prior consent or approval of any governmental authority or any other Person in connection with the exercise by the Secured Party of any of such rights relating to all or any part of the Pledged Collateral. The Pledgors agree that the Secured Party’s remedy at law for failure of the Pledgors to comply with the provisions of this Section 5.09 would not be adequately compensable in damages, and the Pledgors agree that the covenants of this Section 5.09 may be specifically enforced.

Section 5.10. Issuers.

(a) The Pledgors shall cause each Issuer to do the following:

(i) maintain its legal existence in its Applicable Jurisdiction;

(ii) maintain its legal status and qualification to do business in each jurisdiction where it is required to register or qualify to do business, except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect;

(iii) comply with all applicable Laws and other legal requirements applicable to the Issuer, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect;

(iv) pay and perform when due all of the terms, covenants and conditions on the Issuer’s part to be performed under its Organizational Documents; and

(v) to the extent that covenants or other provisions of any other Transaction Document apply to the Issuer, comply with such covenants and provisions even if the Issuer is not a party to such other Transaction Document and is not specifically named or referred to in such covenants or provisions, and even though such covenants or provisions are not set forth in this Agreement.

(b) Promptly, when requested by the Secured Party, and at the sole cost and expense of the Pledgors, the Pledgors shall take all such actions as may be requested by the Secured Party to enforce or secure the performance of any term, covenant or condition of the Organizational Documents of any Issuer and to exercise any rights of the Pledgors under such Organizational Documents.

(c) Promptly, when requested by the Secured Party, and at the sole cost and expense of the Pledgors, the Pledgors shall execute and deliver to the Secured Party, and cause any Issuers to exercise and deliver to the Secured Party, an acknowledgment and consent agreement in form and substance satisfactory to the Secured Party, pursuant to which such Issuers shall, among other things, acknowledge that they consent to the terms of this Agreement and agree to comply with the terms of this Agreement that relate to Issuers.

ARTICLE VI
NEGATIVE COVENANTS

Section 6.01. Pledgor Matters. None of the Pledgors shall, without the Secured Party’s prior written consent, do any of the following: (a) change its name; (b) change its Applicable Jurisdiction; (c) change or amend its Organizational Documents if such change or amendment would have a material adverse effect on the Secured Party’s rights or remedies under this Agreement or any other Transaction Document or the Secured Party’s rights or remedies with respect to the Pledged Collateral, or the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or the Secured Party’s rights or remedies with respect to the Pledged Collateral; (d) convert from one form of entity to another (or, if a limited liability company, create or form any series), or adopt or approve a plan of division, file a certificate of division, or effect a division; (e) merge, combine or consolidate with any Person; (f) liquidate, dissolve, wind up, terminate, or cease to exist; or (g) change the location of its chief executive office or principal place of business.

Section 6.02. Liens and Dispositions. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following: (a) create, incur, assume, or suffer to exist any security interest or other lien upon any Pledged Collateral other than any security interest or other lien in favor of the Secured Party; (b) authorize, prepare or execute, or file or permit to be on file in any public office, or suffer to exist, any UCC financing statement or other lien notice applicable to any Pledged Collateral, or fail to have any such UCC financing statement or other lien notice terminated of record and in fact, other than UCC financing statements or other lien notices that are solely in favor of the Secured Party; (c) cause or permit any of the Pledged Collateral to be in the possession or control of any Person other than the Secured Party or the Pledgor that is the owner of such Pledged Collateral; (d) grant or agree to any reduction, discount, rebate, refund or adjustment that would reduce the amount that any Issuer or other Person that is obligated for the payment or performance of any Pledged Collateral is obligated to pay to any Pledgor; (e) grant to any Person an option or right to purchase or otherwise acquire any Pledged Collateral; (f) make any agreement for the sale, assignment, transfer, exchange, conversion or other disposition of any Pledged Collateral; or (g) make or engage in any sale, assignment, transfer, exchange, conversion or other disposition, whether voluntary or involuntary, of any Pledged Collateral, including to any subsidiaries or affiliates.

Section 6.03. Issuer Matters. The Pledgors shall not, without the Secured Party’s prior written consent, do any of the following:

(a) with respect to any Pledgor’s Ownership Interests in any Issuer, make or consent to any amendment or other change to any Ownership Documentation or waive any Pledgor’s rights thereunder;

(b) make or consent to any amendment or other change to the Organizational Documents of any Issuer, or waive any of any Pledgor’s rights thereunder, if such amendment or other change or waiver could have an adverse effect on (i) any Pledgor’s rights or remedies under such Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral;

(c) cause or permit any Issuer to pay any Dividend on, or make any distribution of assets on account of, or redeem, purchase or otherwise acquire for value, any Ownership Interest in such Issuer held by any Person unless, if permitted by the terms of the Transaction Documents, each Pledgor that has an Ownership Interest in the Issuer receives a pro rata Dividend on such Pledgor’s Ownership Interest in the Issuer, or receives pro rata value in respect of a distribution made in respect of such Pledgor’s Ownership Interest in such Issuer or in respect of the redemption, purchase or acquisition for value of any Ownership Interest in such Issuer from such Pledgor, which Dividend or value each such Pledgor shall have received and applied in accordance with Section 4.01;

(d) cause or permit any Issuer to change its Applicable Jurisdiction;

(e) cause or permit any Issuer to change its name or capital structure in a manner that could have an adverse effect on (i) any Pledgor’s rights or remedies under the Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral;

(f) cause or permit any Issuer to merge or consolidate with any other Person, acquire all or substantially all of the assets of any Person, or form or acquire any subsidiary in a manner that would have a material adverse effect on (i) any Pledgor’s rights or remedies under the Organizational Documents, (ii) the Secured Party’s rights or remedies under this Agreement or any other Transaction Document, (iii) the existence, perfection or priority of the Secured Party’s security interest in the Pledged Collateral, or (iv) the existence or value of the Pledged Collateral; provided, that, the Pledgors shall give the Secured Party written notice at least thirty (30) days prior to the effectiveness thereof;

(g) cause or permit any Issuer to sell, assign, transfer, convey, exchange, gift or otherwise dispose of all or substantially all of such Issuer’s assets in one transaction or a series of transactions, except in connection with the Merger;

(h) cause or permit any Issuer to liquidate, dissolve, wind up, terminate, or cease to exist;

(i) with respect to any Pledged Collateral that is an interest in a limited liability company or a partnership and is not an Article 8 Opt-In Security, cause or permit any Issuer to take any action to cause such interest to become an Article 8 Opt-In Security; or

(j) with respect to any Pledged Collateral that is an Article 8 Opt-In Security, cause or permit any Issuer to take any action to cause such Pledged Collateral to cease to be an Article 8 Opt-In Security.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01. Events of Default. Each of the following events, occurrences or circumstances shall be an “Event of Default” under this Agreement:

(a) if any payment of principal or interest of the Obligations, or any payment of any fee, charge, royalty, premium, cost, expense, price, rent or other amount of the Obligations, is not made when due; provided that (i) if a Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor notice of such nonpayment, such notice shall have been given and (ii) if a Transaction Document expressly provides for a grace or cure period for such nonpayment, such nonpayment shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(b) the occurrence of a breach, default or event of default, or other failure to perform, by any Pledgor or any other Obligor, not within the scope of preceding clause (a), under any Transaction Document; provided that (i) if such Transaction Document expressly provides for the Secured Party to give any Pledgor or any other Obligor a notice of such breach, default, event of default or failure, such notice shall have been given, and (ii) if such Transaction Document expressly provides for a grace or cure period for such breach, default, event of default or failure, such breach, default, event of default or failure shall have continued uncured beyond the grace or cure period expressly provided in such Transaction Document;

(c) if any confirmation, representation or warranty made by any Pledgor in this Agreement, or made by any Pledgor or any other Obligor in any other Transaction Document, is breached in any material respect or is false or misleading;

(d) if any written statement (including any financial statement or tax return) of any Pledgor or any other Obligor, or any other report, certificate, or information, provided to the Secured Party by or on behalf of any Pledgor or any other Obligor (i) as a part of any request or application for a loan or other credit, (ii) as a condition or requirement of or under any Transaction Document or any Obligations, or (iii) to induce the Secured Party to take or refrain from taking any action, is incomplete in any material respect or is false or misleading;

(e) if any Pledgor shall breach, default under, or fail to comply with, any covenant, agreement or other provision of this Agreement;

(f) the occurrence of any Bankruptcy Event of Default with respect to any Pledgor;

(g) the occurrence or commencement of any Lien Proceedings, or any other event, circumstance or proceeding that impairs, or may impair, the value of the Collateral, or the Secured Party’s security interest in the Collateral, or the perfection of the Secured Party’s security interest in the Collateral, or the first priority of the Secured Party’s security interest in the Collateral, or the enforceability of this Agreement or any other Transaction Document against any Pledgor or any other Obligor or any other Person, as determined by the Secured Party in the Secured Party’s discretion; or

(h) the occurrence of a material adverse change in the financial or operating condition of any Pledgor or any other Obligor after the date of this Agreement, as determined by the Secured Party in the Secured Party’s discretion; or

(i) the occurrence of an Event of Default (as defined in any Transaction Document other than this Agreement).

ARTICLE VIII
ACCELERATION OF OBLIGATIONS

Section 8.01. Acceleration. Upon the occurrence of any Event of Default, the Secured Party may, at the Secured Party’s option and in the Secured Party’s discretion, and without prior notice to or demand upon any Pledgor, accelerate some or all of the Obligations, and upon such acceleration, all such Obligations as shall have been accelerated shall be immediately due and payable by the Pledgors to the Secured Party. Notwithstanding the foregoing, immediately upon any Bankruptcy Event of Default, and without notice to or demand upon any Pledgor or any action by the Secured Party, the Obligations shall be accelerated and all Obligations shall be immediately due and payable by the Pledgors to the Secured Party. Nothing in this Agreement shall be construed as modifying or limiting, or as prohibiting or restricting the Secured Party from exercising, any right to demand immediate payment of any Obligations then due and payable or payable on demand.

ARTICLE IX
REMEDIES

Section 9.01. General Remedies. Upon and after the occurrence of any Event of Default, the Secured Party shall have all of the rights, powers and remedies available under this Agreement and the other Transaction Documents, all of the rights, powers and remedies available to a secured party under the UCC and under any Other Lien Law, and such other rights, powers and remedies as may be available to the Secured Party at law and in equity. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for deficiency, shall not affect the Secured Party’s interest in the Pledged Collateral until the Obligations have been fully paid and satisfied and this Agreement has been terminated.

Section 9.02. Remedies Cumulative. The Secured Party’s rights, powers and remedies are cumulative and may be exercised simultaneously. No failure or delay on the part of the Secured Party in exercising any right, power or remedy under this Agreement or under any other Transaction Document, and no course of dealing between any Pledgor or any other Person and the Secured Party, shall operate as a waiver of any of the Secured Party’s rights, powers or remedies under this Agreement or under any other Transaction Document; nor shall any single or partial exercise of any right, power or remedy under this Agreement or under any other Transaction Document preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. No notice to or demand on any Pledgor in any circumstance shall entitle any Pledgor or any other Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Secured Party to any other or further action in any circumstances without notice or demand.

Section 9.03. Sale of Collateral. (a) Without limiting the Secured Party’s right to pursue other remedies, if any Pledgor defaults in any provision of this Agreement, or any other Event of Default shall have occurred and be continuing, the Secured Party may sell the Pledged Collateral, or any part thereof, at public or private sale or at any broker’s board or on any securities exchange, for cash, on credit, or for future delivery, as the Secured Party shall deem appropriate. The Secured Party shall be authorized at any such sale (if the Secured Party deems it advisable to do so with respect to any Pledged Collateral) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Secured Party shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Pledgors, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(b) Prior to a sale or other disposition of Pledged Collateral, the Secured Party shall give the Pledgors, and any other party required under Article 9, notification as required under Article 9. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Secured Party may fix and state in the notice of such sale.

(c) The Secured Party shall not be obligated to make any sale of any Pledged Collateral if the Secured Party shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

(d) At any such sale, the Pledged Collateral, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Secured Party may, in the Secured Party’s discretion, determine.

(e) In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon notification to the Pledgors as set forth in this Section 9.03. At any public sale made pursuant to this Section 9.03, the Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Secured Party from any Pledgor or any other Obligor in respect of any of the Obligations as a credit against the purchase price, and the Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes of any sale of Pledged Collateral under this Agreement, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof. The Secured Party shall be free to carry out such sale pursuant to such agreement, and the Pledgors shall not be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Secured Party shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

(f) Upon any sale of Pledged Collateral by the Secured Party (including, without limitation, a sale pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Secured Party or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of Pledged Collateral being sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Secured Party or such officer or be answerable in any way for the misapplication thereof.

(g) The cash Proceeds of a sale or other disposition of Pledged Collateral by the Secured Party shall be applied in the following order: (i) first, to the costs and expenses of preparing for and conducting the sale or other disposition, including the Secured Party’s attorneys’ fees and other legal expenses, (ii) second, the remaining amount, if any, to the payment (in whatever order the Secured Party elects) of the Obligations until all of the Obligations have been paid in full, (iii) third, after the Obligations have been paid in full, the remaining amount of such Proceeds, if any, to the satisfaction of obligations secured by any subordinate security interest in or other subordinate lien on the Pledged Collateral if the Secured Party receives from the holder of the subordinate security interest or other lien an authenticated demand for Proceeds before distribution of the Proceeds is completed, and (iv) fourth, to the Pledgors for any surplus. The Obligors are liable for any deficiency.

(h) As an alternative to exercising the power of sale herein conferred upon the Secured Party, the Secured Party may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

Section 9.04. Securities Act, etc. In view of the position of the Pledgors in relation to Pledged Collateral owned by the Pledgors, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such act and all such similar statutes as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted under this Agreement. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Secured Party if the Secured Party were to attempt to dispose of all or any part of Pledged Collateral and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Secured Party in any attempt to dispose of all or part of Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Under applicable law, in the absence of an agreement to the contrary, the Secured Party might be held to have certain general duties and obligations to the Pledgors, as pledgors, to make some effort toward obtaining a fair price even though the obligations of the Pledgors may be discharged or reduced by the proceeds of a sale at a lesser price. Each Pledgor clearly understand that the Secured Party is not to have any such general duty or obligation to any Pledgor, and the Pledgors will not attempt to hold the Secured Party responsible for selling all or any part of Pledged Collateral at an inadequate price even if the Secured Party shall accept the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, the provisions of this Section 9.04 would apply if, for example, the Secured Party were to place all or any part of the Pledged Collateral for private placement by an investment banking firm, or if such investment banking firm purchased all or any part of the Pledged Collateral for its own account, or if the Secured Party placed all or any part of Pledged Collateral privately with a purchaser or purchasers. The provisions of this Section 9.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Secured Party sells all or any part of Pledged Collateral.

Section 9.05. Registration. Each Pledgor agrees that, upon the occurrence of a default by the Pledgor under this Agreement, or any Event of Default, if for any reason the Secured Party desires to sell any of Pledged Collateral at a public sale, the Pledgors shall, at any time and from time to time, upon the written request of the Secured Party, use each Pledgor’s best efforts to take or to cause the issuer of such Pledged Collateral to take such action and prepare, distribute and/or file such documents, as are required or advisable in the opinion of counsel for the Secured Party to permit the public sale of such Pledged Collateral. Each Pledgor further agrees to indemnify, defend and hold harmless the Secured Party and any underwriter from and against any and all loss, liability, expenses, costs, fees and disbursements of counsel (including, without limitation, a reasonable estimate of the cost to the Secured Party of legal counsel), and any and all claims (including the costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any respect thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Pledgors or any issuer of such Pledged Collateral by the Secured Party or the underwriter expressly for use therein. Each Pledgor further agrees to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Collateral to qualify, file or register, any of Pledged Collateral under the Blue Sky or other securities laws of such states as the Secured Party may specify and to keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Pledgors will bear all costs and expenses of carrying out the obligations of the Pledgors under this Section 9.05. The Pledgors acknowledge that there is no adequate remedy at law for failure by any Pledgor to comply with the provisions of this Section 9.05 and that such failure would not be adequately compensable in damages, and therefore agree that each Pledgor’s agreements contained in this Section 9.05 may be specifically enforced.

ARTICLE X
GENERAL PROVISIONS

Section 10.01. Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: upon the later of (A) either (i) receipt, when delivered personally or (ii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same and (B) receipt, when sent by e-mail. The addresses and email addresses for such communications shall be:

If to any Pledgor, to:

TRILLER GROUP INC 7119 West Sunset Boulevard Suite 782 Los Angeles, CA 90046 Attn: Shu Pei Huang, Desmond Email: dshu@triller.co with a copy (which shall not constitute notice) to:

Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Attention: Lawrence Venick E-mail: lvenick@loeb.com

If to the Secured Party, to: KCP HOLDINGS LIMITED 71 Fort Street George Town, Grand Caymans KY11 – 1111, Cayman Islands

or at such other address and/or e-mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) electronically generated upon sending the e-mail or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by e-mail or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively. Notwithstanding the aforesaid procedures, any notice, request or demand upon any Pledgor in fact received by such Pledgor shall be sufficient notice or demand as to the Pledgors.

Section 10.02. Term. This Agreement shall commence with the date of this Agreement and shall continue in full force and effect and be binding upon the Pledgors until all Obligations secured by this Agreement shall have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make advances, incur obligations or otherwise give value, and the Secured Party shall have given the Pledgors written notice of the termination of this Agreement (excluding provisions that by their terms survive termination of this Agreement). The Secured Party shall not be obligated to give the Pledgors written notice of the termination of this Agreement, or to terminate any UCC financing statements or other lien filings, until all of the Obligations have been fully paid and satisfied (such that there is no outstanding secured obligation), there is no commitment on the part of the Secured Party to make an advance, incur an obligation or otherwise give value, and the Pledgors shall have given the Secured Party a written demand requesting termination of this Agreement and any UCC financing statements or other lien filings.

Section 10.03. Reinstatement. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, if at any time any amount received by the Secured Party from any Obligor or other Person and applied to the Obligations, or applied to any indebtedness, obligations or liabilities of any Obligor under the Transaction Documents, is annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or Proceeds of any Pledged Collateral or of any other Collateral are required to be returned by the Secured Party to any Obligor, its estate, trustee, receiver, or any other party, under any bankruptcy law, state or federal law, common law or at equity, then to the extent of such payment, repayment, refund, or return, all security interests and liens and Collateral securing the Obligations shall remain in full force and effect, as fully as if such payment had never been made or, if prior to such payment, repayment, refund or return any security interest or lien granted under this Agreement, or any Collateral for the Obligations shall have been released or terminated, such security interest, lien or Collateral securing the Obligations shall be reinstated in full force and effect, and such prior release or termination shall not diminish, release, discharge, impair or otherwise affect any security interest, lien or Collateral securing the Obligations in respect of the amount of such payment, repayment, refund or return.

Section 10.04. Secured Party’s Right to Release Obligors. The Secured Party from time to time may take or release other security, may release any party primarily or secondarily liable for any Obligations or other indebtedness to the Secured Party, may grant extensions, renewals or indulgences with respect to such Obligations or other indebtedness and may apply any other security therefor held by the Secured Party to the satisfaction of such Obligations or other indebtedness, all without any obligation to give the Pledgors notice of any thereof, and all without prejudice to any of the Secured Party’s rights under this Agreement. Furthermore, the Secured Party from time to time may enter into amendments of Transaction Documents with any party or parties primarily or secondarily liable for the Obligations, without any obligation to give the Pledgors notice thereof, and without prejudice to any of the Secured Party’s rights under this Agreement regardless of whether any Pledgor is a party to or consents to such amendments.

Section 10.05. Marshaling. The Secured Party shall not be required to marshal any present or future collateral security for, or other assurances of payment of, the Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order. To the extent that it lawfully may, each Pledgor hereby agrees that the Pledgors will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Secured Party’s rights under this Agreement or under any other Transaction Document, and, to the extent that it lawfully may, each Pledgor hereby waives the benefit of all such Laws.

Section 10.06. Amendments. Neither this Agreement nor any other Transaction Document nor any of the terms hereof or thereof may be amended, modified, changed, waived, discharged or terminated, nor shall any consent be given, unless such amendment, modification, change, waiver, discharge, termination or consent is in writing and signed by the Secured Party.

Section 10.07. Successors and Assigns. This Agreement shall be binding upon each Pledgor and its successors and assigns, and shall inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and the Secured Party’s successors, transferees and assigns. This Agreement may not be assigned by any Pledgor without the prior written consent of the Secured Party.

Section 10.08. Additional Pledgors. It is understood and agreed that any Person that desires to become a Pledgor hereunder, or is required to become a Pledgor hereunder after the date hereof pursuant to the respective Transaction Documents, shall become a Pledgor hereunder by executing a counterpart hereof or by executing a joinder to this Agreement and, in either case, delivering the same to the Secured Party, (y) delivering supplements to the schedules attached hereto as are necessary to cause such schedules to be complete and accurate with respect to such additional pledgor on such date, and (z) taking all actions as specified in this Agreement as would have been taken by such pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Secured Party and with all documents and actions required above to be taken to the reasonable satisfaction of the Secured Party.

Section 10.09. Severability. Any provision of this Agreement, or of any other Transaction Document, that is prohibited by, or unenforceable under, the laws of any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by law, each Pledgor hereby waives any provision of law which renders any provision of this Agreement or any other Transaction Document prohibited or unenforceable in any respect.

Section 10.10. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (for example, “.pdf” or “tif”) format by email or other electronic transmission shall be effective as delivery of a manually executed counterpart of this Agreement. Signature pages may be detached from separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document. In making proof of this Agreement, it shall not be necessary to produce more than one counterpart of this executed Agreement.

Section 10.11. Electronic Signatures. The words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.12. Filing and Recording. In addition to the Secured Party’s right to file UCC financing statements, the Secured Party is authorized and entitled to file, record or register this Agreement (or a photocopy of this Agreement) and other security interest or lien notices with any governmental authority to give notice of, and to further the legal operation and effect of, and perfect the interests of the Secured Party under, this Agreement. Within ten (10) days after the Secured Party’s request from time to time, the Pledgors shall pay all of the Secured Party’s costs and expenses (including attorney’s fees, paralegal fees and other legal expenses) of preparing, filing, recording or registering this Agreement or any UCC financing statements or other security interest or lien notices related to this Agreement or the Pledged Collateral and any amendments to or continuations of any thereof.

Section 10.13. Entire Agreement. This Agreement and any Transaction Documents executed and delivered with this Agreement are a complete and exclusive expression of all the terms of the matters expressed therein, and all prior agreements, statements, and representations, whether written or oral, which relate thereto in any way are hereby superseded and shall be given no force and effect. No promise, inducement, or representation has been made to any Pledgor which relates in any way to the matters expressed in this Agreement or in any other Transaction Document executed and delivered with this Agreement, other than what is expressly stated herein and in such other Transaction Document.

Section 10.14. No Third-Party Benefit. The terms and provisions of this Agreement are for the benefit of the Secured Party and its successors and assigns, and no third party shall have any right or cause of action on account hereof.

Section 10.15. Waiver of Special and Punitive Damages. Each Pledgor hereby waives to the fullest extent permitted by law all claims to special, indirect, consequential, exemplary and punitive damages in any lawsuit or other legal action brought by any Pledgor against the Secured Party, or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors, in respect of any claim arising under this Agreement, the other Transaction Documents, or any other agreement between the Secured Party and the Pledgors at any time, including any such agreements, whether written or oral, made or alleged to have been made at any time prior to the date hereof, and all agreements made hereafter or otherwise, or in respect of any claims arising under common law or under any statute of any state or the United States, whether any such claims be now existing or hereafter arising, now known or unknown. In making this waiver, each Pledgor acknowledge and agree that they shall not make any claim for special, indirect, consequential, exemplary or punitive damages against the Secured Party or any of its shareholders, members, partners, directors, managers, trustees, officers, employees, agents or advisors.

Section 10.16. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event of any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 10.17. No Conditions Precedent. Each Pledgor acknowledges that no unsatisfied conditions precedent to the effectiveness and enforceability of this Agreement exist as of the date of the execution of this Agreement, and that the effectiveness and enforceability of this Agreement is not in any way conditioned or contingent upon any event, occurrence, or happening, or upon any condition existing or coming into existence either before or after the execution of this Agreement.

Section 10.18. Security Interest Absolute. All rights of the Secured Party and liens and security interests under this Agreement, and all obligations of the Pledgors under this Agreement, shall be absolute and unconditional irrespective of: (a) any illegality or lack of validity or enforceability of any Obligations or Transaction Documents; (b) any change in the time, place or manner of payment of, or in any other term of, the Obligations, or any recission, waiver, amendment or modification of any Transaction Document or any provisions thereof, including any increase in the Obligations resulting from future advances or protective advances or any extension of additional credit or otherwise; (c) any taking, exchange, substitution, release, impairment or non-perfection of any Collateral or any other collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for all or any of the Obligations; (d) any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to any of the Obligations; (e) any default, failure or delay, willful or otherwise, in the performance of the Obligations; (f) any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by any Pledgor against the Secured Party; or (g) any other circumstance (including, without limitation, any statute of limitations) or manner of administering any loans or other Obligations or any existence of or reliance on any representation by the Secured Party that might vary the risk of any Pledgors or otherwise operate as a defense available to, or a legal or equitable discharge of, any Pledgor or any other grantor, pledgor, guarantor or surety.

Section 10.19. Waiver of Subrogation. Each Pledgor agrees that the Pledgors shall have no right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security, if any, for the Obligations, so long as any amounts payable to the Secured Party in respect of the Obligations shall remain outstanding. Each Pledgor further agrees that the Pledgors shall have no right of contribution nor any other recourse against any other Obligor so long as any amount payable to the Secured Party in respect of the Obligations shall remain outstanding.

Section 10.20. Further Assurances. The Pledgors shall execute and deliver to the Secured Party such further assurances and take such other further actions as the Secured Party may from time to time request to further the intent and purpose of this Agreement and the other Transaction Documents and to maintain and protect the rights and remedies intended to be created in favor of the Secured Party under this Agreement and the other Transaction Documents.

Section 10.21. Choice of Law, Venue, Jury Trial Waiver and Judicial Reference.

(a) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall, in all respects, be governed by, and construed in accordance with, the laws (excluding the principles of conflict of laws) of the State of New York (the “Governing Jurisdiction”) (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), including all matters of construction, validity and performance.

(b) Jurisdiction; Venue; Service.

(i) Each Pledgor hereby irrevocably consents to the non-exclusive personal jurisdiction of the state courts of the Governing Jurisdiction and, if a basis for federal jurisdiction exists, the non-exclusive personal jurisdiction of any United States District Court for the Governing Jurisdiction.

(ii) Each Pledgor agrees that venue shall be proper in any court of the Governing Jurisdiction selected by the Secured Party or, if a basis for federal jurisdiction exists, in any United States District Court in the Governing Jurisdiction. Each Pledgor waives any right to object to the maintenance of any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, in any of the state or federal courts of the Governing Jurisdiction on the basis of improper venue or inconvenience of forum.

(iii) Any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or tort or otherwise, brought by any Pledgor against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, shall be brought in a court only in the Governing Jurisdiction. The Pledgors shall not file any counterclaim against the Secured Party in any suit, claim, action, litigation or proceeding brought by the Secured Party against any Pledgor in a jurisdiction outside of the Governing Jurisdiction unless under the rules of the court in which the Secured Party brought such suit, claim, action, litigation or proceeding the counterclaim is mandatory, and not permissive, and would be considered waived unless filed as a counterclaim in the suit, claim, action, litigation or proceeding instituted by the Secured Party against the Pledgor. Each Pledgor agrees that any forum outside the Governing Jurisdiction is an inconvenient forum and that any suit, claim, action, litigation or proceeding brought by any Pledgor against the Secured Party in any court outside the Governing Jurisdiction should be dismissed or transferred to a court located in the Governing Jurisdiction. Furthermore, each Pledgor irrevocably and unconditionally agrees that it will not bring or commence any suit, claim, action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Secured Party arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction, in any forum other than the courts of the State of New York sitting in New York County, and the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such suit, claim, action, litigation or proceeding may be heard and determined in such New York State Court or, to the fullest extent permitted by applicable law, in such federal court. The Pledgors and the Secured Party agree that a final judgment in any such suit, claim, action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(iv) The Pledgors and the Secured Party irrevocably consent to the service of process out of any of the aforementioned courts in any such suit, claim, action, litigation or proceeding by the mailing of copies thereof by registered or certified mail postage prepaid, to it at the address provided for notices in this Agreement, such service to become effective thirty (30) days after the date of mailing.

(v) Nothing herein shall affect the right of the Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or to otherwise proceed against any Pledgor or any other Person in the Governing Jurisdiction or in any other jurisdiction.

(c) Waiver of Jury Trial. The Pledgors and the Secured Party mutually waive all right to trial by jury of all claims of any kind arising out of or based upon this Agreement or any matter relating to this Agreement, or any other Transaction Document, or any Obligations, or any contemplated transaction. The Pledgors and the Secured Party acknowledge that this is a waiver of a legal right and that the Pledgors and the Secured Party each make this waiver voluntarily and knowingly after consultation with counsel of its choice. The Pledgors and the Secured Party agree that all such claims shall be tried before a judge of a court having jurisdiction, without a jury.

[The signature page follows. The remainder of this page is blank.]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Pledgors and the Secured Party execute this Pledge Agreement as of the date first above written.

Pledgor:

TRILLER HOLD CO

By:
Name:
Title:

[Signature Page to Pledge Agreement]

Secured Party:

KCP HOLDINGS LIMITED

By:
Name:
Title:

[Signature Page to Pledge Agreement]

ANNEX I

TO PLEDGE AGREEMENT

Pledgor	Type of Entity	Jurisdiction of Organization	Principal Place of Business
Triller Hold Co LLC	Limited liability company	Delaware, United States	7119 W. Sunset Blvd #782 Los Angeles, CA 90046

SCHEDULE 1 TO PLEDGE AGREEMENT

(Scheduled Ownership Interests)

Part 1: Ownership Interests in corporations

Pledgors	Issuers	Issuer’s Applicable Jurisdiction	Number and type of shares	Description of share certificates or uncertificated interests	Percentage Ownership Interest
Triller Hold Co LLC	Bare Knuckle Fighting Championships, Inc.	Delaware	833,333 Shares of common stock	Certificate 1423328 for 800,000 shares Certificate 1423327 for 600,000 shares[1]	%

Part 2: Ownership Interests in limited liability companies

N/A

Part 3: Ownership Interests in partnerships

N/A

Part 4: Ownership Interests in trusts

N/A

[1]	Prior to funding, this certificate will be exchanged for two replacement certificates, one of which will be for 33,333 shares. This new certificate will replace certificate 1423327 on this Schedule at that time.

SCHEDULE 2 TO PLEDGE AGREEMENT

(Pledgor obligations to Issuers) Part 1: Pledgor obligations to corporate Issuers

Pledgors	Issuers	Pledgor’s obligation, if any, to contribute cash, property, or services to the Issuer, or make loans or advances to the Issuer
Triller Hold Co LLC	Bare Knuckle Fighting Championships, Inc.	N/A

Part 2: Pledgor obligations to limited liability company Issuers

N/A

Part 3: Pledgor obligations to partnership Issuers

N/A

Part 4: Pledgor obligations to trust Issuers

N/A

SCHEDULE 3 TO PLEDGE AGREEMENT

(Issuer Organizational Documents)

Part 1: Organizational Documents of corporate Issuers

Issuers	Issuer’s Organizational Documents
Bare Knuckle Fighting Championships Inc.	(i) Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State on November 15, 2023; Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock filed with the Delaware Secretary of State on November 15, 2023; Bylaws

Part 2: Organizational Documents of limited liability company Issuers

N/A

Part 3: Organizational Documents of partnership Issuers

N/A

Part 4: Organizational Documents of trust Issuers

N/A